Exhibit 31.2

CERTIFICATION PURSUANT TO RULE 13a-14(a) OR 15d-14(a) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

I, M. David Kornblatt, certify that:

1.             I have reviewed this annual report on Form 10-K of Triumph Group, Inc.; and

2.             Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: July 29, 2010

/s/ M. DAVID KORNBLATT
M. David Kornblatt
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)